                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                                    AssetMark Funds
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                              AssetMark Funds
                       2300 Contra Costa Blvd., Suite 600
                      Pleasant Hill, California 94523-3967

February 11, 2008

Dear AssetMark Real Estate Securities Fund Shareholders and AssetMark Tax-Exempt
Fixed Income Fund Shareholders:

We are pleased to notify you of some changes involving the investment management of the AssetMark Real Estate Securities Fund and the AssetMark  Tax-Exempt Fixed
Income Fund.

As you know, AssetMark Investment Services, Inc. ("AssetMark" or the "Advisor"),
as investment  advisor to the AssetMark  Funds,  identifies,  hires and monitors leading asset managers to serve as sub-advisors for the various AssetMark Funds.
Under an exemptive  order (the "Exemptive  Order") from the U.S.  Securities and
Exchange Commission (the "SEC"), the Advisor is permitted to change sub-advisors or sub-advisory  agreements  without obtaining  approval from Fund shareholders, provided that the AssetMark  Funds' Board of Trustees  approves the arrangement.
The attached document provides  information  required by the Exemptive Order and
SEC rules  regarding  the hiring of a new  sub-advisor  for the  AssetMark  Real
Estate  Securities  Fund and the  execution of a new  sub-advisory  agreement in connection  with a  change  in  ownership  for a  sub-advisor  of the  AssetMark
Tax-Exempt Fixed Income Fund.

On December 18, 2007, the Board of Trustees  appointed Duff & Phelps  Investment
Management  Co. ("Duff & Phelps") to act as a sub-advisor  to the AssetMark Real
Estate  Securities  Fund.  Based  in  Chicago,  Illinois,  Duff &  Phelps  is an
SEC-registered  investment advisor.  Duff & Phelps combines fundamental research provided by its global industry analysts with quantitative  valuation techniques in a disciplined framework. A more detailed description of Duff & Phelps and its investment operations is included in the attached information statement.

AEW Management and Advisors, L.P. ("AEW") had managed a portion of the AssetMark
Real Estate  Securities Fund since  September 7, 2004.  Duff &  Phelps began managing a portion of the AssetMark Real Estate  Securities Fund on December 21,
2007, replacing AEW.

On August 30, 2007, the Board of Trustees approved a new sub-advisory  agreement with Nuveen Asset  Management  ("Nuveen"),  contingent  upon the completion of a buyout offer for the firm by an investor group  majority-led by Madison Dearborn
Partners, LLC, a private equity investment firm based in Chicago,  Illinois. The change of ownership occurred on November 13, 2007,  resulting in the termination of the  sub-advisory  agreement  that was  then in  effect.  A new  sub-advisory agreement  is now in effect  and Nuveen has  continued  to manage its  allocated portion of the AssetMark  Tax-Exempt  Fixed Income Fund's  portfolio  without an interruption or reduction in the level of service provided.

The  AssetMark  Funds  continue to contract  with leading  asset  managers  with specialized expertise and proven track records, and we believe Duff & Phelps and
Nuveen clearly meet these  criteria.  AssetMark is committed to finding,  hiring and monitoring the best asset managers in each category to meet our  performance goals and better serve the Funds' shareholders.

Sincerely,

Ronald D. Cordes
President, AssetMark Funds

                                 AssetMark Funds
                       2300 Contra Costa Blvd., Suite 600
                      Pleasant Hill, California 94523-3967

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

This Information Statement (the "Statement") is being furnished on behalf of the
Board of Trustees  (the  "Board")  of  AssetMark  Funds (the  "Trust") to inform shareholders  of  some  changes  involving  the  investment  management  of  the
AssetMark Real Estate  Securities Fund (the "Real Estate  Securities  Fund") and
the AssetMark Tax-Exempt Fixed Income Fund (the "Tax-Exempt Fixed Income Fund").
The Board,  on behalf of the Real Estate  Securities  Fund,  has  approved a new sub-advisory  agreement  between Duff &  Phelps  Investment  Management  Co.
("Duff & Phelps") and AssetMark  Investment Services,  Inc.  ("AssetMark" or
the "Advisor") (the "Duff & Phelps Sub-Advisory Agreement").  AEW Management
and  Advisors,  L.P.  ("AEW")  began  managing  a  portion  of the  Real  Estate
Securities  Fund on  September  7, 2004.  Duff &  Phelps  replaced  AEW as a sub-advisor to the Real Estate  Securities  Fund and began managing a portion of the Real Estate  Securities  Fund on December 21, 2007. The Board,  on behalf of the Tax-Exempt  Fixed Income Fund,  approved a new  sub-advisory  agreement with
Nuveen  Asset  Management  ("Nuveen")  (the  "Nuveen  Sub-Advisory  Agreement"),
contingent  upon the  completion  of a buyout  offer for the firm by an investor
group  majority-led  by  Madison  Dearborn  Partners,   LLC,  a  private  equity
investment firm based in Chicago,  Illinois. The change of ownership occurred on
November 13, 2007,  resulting in the termination of the  sub-advisory  agreement with Nuveen that was then in effect. The Nuveen Sub-Advisory Agreement is now in effect  and  Nuveen  has  continued  to  manage  its  allocated  portion  of the
Tax-Exempt Fixed Income Fund's portfolio without an interruption or reduction in the level of service provided.  The Duff & Phelps Sub-Advisory Agreement and
the  Nuveen  Sub-Advisory   Agreement  were  approved  by  the  Board  upon  the
recommendation of the Advisor,  without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the "SEC" or
the "Commission") (the "Exemptive Order"),  issued to the Trust and the Advisor.
This Statement is being mailed on or about February 11, 2008 to  shareholders of record of the Real Estate  Securities Fund and the Tax-Exempt  Fixed Income Fund
as of January 31, 2008.  Each Fund will pay the costs  associated with preparing and distributing this Statement to its shareholders. WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  INTRODUCTION

AssetMark is the investment  advisor for the series of the Trust,  including the
Real Estate  Securities  Fund and the Tax-Exempt  Fixed Income Fund. The Advisor
uses a "manager of  managers"  approach  in  managing  the assets of the Trust's
series.   This  approach  permits  AssetMark  to  hire,   terminate  or  replace
sub-advisors of the series that are unaffiliated  with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory  agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of
1940, as amended, (the "1940 Act") generally requires that the shareholders of a mutual  fund  approve  an  agreement  pursuant  to which a person  serves as the investment  advisor or sub-advisor of the mutual fund. The Trust and the Advisor have obtained the Exemptive  Order from the SEC, which permits the Trust and the
Advisor,  subject to certain  conditions and approval by the Board,  to hire and retain unaffiliated sub-advisors and to modify sub-advisory arrangements without shareholder  approval.  Under the  Exemptive  Order,  the  Advisor  may act as a
manager of managers for some or all of the series of the Trust,  and the Advisor supervises the provision of portfolio  management  services to the series by the sub-advisors.

The Exemptive  Order allows the Advisor,  among other  things,  to enter into or make  material  changes to  investment  advisory  agreements  with  sub-advisors without obtaining shareholder approval. The Advisor has ultimate  responsibility
(subject to oversight by the Board) to supervise the  sub-advisors and recommend the hiring, termination and replacement of the sub-advisors.

Consistent  with the  terms of the  Exemptive  Order,  the  Board,  including  a majority  of the  Trustees  who are not  "interested  persons"  (as that term is defined  in  the  1940  Act)  of the  Trust  or the  Advisor  (the  "Independent
Trustees") (i) appointed  Duff & Phelps to replace AEW as a sub-advisor  for the
Real  Estate  Securities  Fund,  (ii)  approved  the Duff & Phelps  Sub-Advisory
Agreement  between the Advisor and Duff & Phelps with respect to the Real Estate
Securities  Fund,  (iii) appointed  Nuveen to continue to serve as a sub-advisor for the Tax-Exempt Fixed Income Fund,  subsequent to its change of ownership and
(iv) approved the Nuveen  Sub-Advisory  Agreement between the Advisor and Nuveen with respect to the Tax-Exempt Fixed Income Fund.

The Trust and the Advisor  have agreed to comply with  certain  conditions  when acting  in  reliance  on the  relief  granted  in  the  Exemptive  Order.  These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify shareholders of the fund of the changes.  This Statement provides such notice of the changes and presents  details  regarding  the Duff & Phelps  Sub-Advisory  Agreement and the
Nuveen Sub-Advisory Agreement.

                                   THE ADVISOR

The  Advisor,  located at 2300 Contra  Costa Blvd.,  Suite 600,  Pleasant  Hill,
California  94523-3967,  serves as the  investment  advisor  for the Real Estate
Securities  Fund  and  the  Tax-Exempt  Fixed  Income  Fund.  The  Advisor  is a
subsidiary of Genworth Financial,  Inc., a publicly traded company.  The Advisor is registered as an investment  adviser with the Commission under the Investment
Advisers Act of 1940, as amended (the  "Advisers  Act").  The Advisor's  primary business is to operate the  AssetMark  Investment  Services  program,  a managed account  program  that is used by  financial  professionals  such as  investment advisors and  broker-dealers  to deliver  state-of-the-art  financial  planning, investment advisory and asset allocation services to their clients.  Through the
AssetMark  program,  investors can invest in, among other  things,  a variety of asset  allocation  models using open-end  mutual funds.  The AssetMark Funds are included among the many investment products made available through the AssetMark program.  Through the program,  AssetMark  provides  investment  consulting  and administrative services to advisors and broker-dealers and currently administers in excess of $14 billion in investor assets,  including  mutual funds,  variable annuities, exchange-traded funds and privately managed accounts.

The Advisor provides  investment advisory services to the Real Estate Securities
Fund and the Tax-Exempt Fixed Income Fund pursuant to the Investment  Management
Agreement,  dated  October 16,  2006,  between  the Trust and the  Advisor  (the
"Management  Agreement").  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Funds. In so doing, the Advisor may hire one or more  sub-advisors  to carry out the investment  program of each
Fund (subject to the approval of the Board). The Advisor  continuously  reviews, supervises and (where  appropriate)  administers the investment  program of each
Fund.  The  Advisor  furnishes  periodic  reports  to the  Board  regarding  the investment program and performance of the Funds.

Pursuant to the  Management  Agreement,  the  Advisor  has  overall  supervisory responsibility  for  the  general  management  and  investment  of  each  Fund's securities portfolio,  and subject to review and approval by the Board: (i) sets the Funds' overall investment strategies; (ii) evaluates, selects and recommends sub-advisors  to manage  all or a  portion  of the  Funds'  assets;  (iii)  when appropriate,  allocates and  reallocates  the Funds' assets among  sub-advisors;
(iv) monitors and  evaluates  the  performance  of  sub-advisors,  including the
sub-advisors'   compliance   with  the  investment   objectives,   policies  and
restrictions  of the Funds;  and (v)  implements  procedures  to ensure that the
sub-advisors  comply  with  the  Funds'  investment  objectives,   policies  and
restrictions.

For these  services,  the Trust pays the Advisor  advisory fees for managing the
Real Estate  Securities Fund and the Tax-Exempt  Fixed Income Fund at the annual rates of 0.95% and 0.80%, respectively, of each Fund's assets. The Trust and the
Advisor  have  entered  into a Fee Waiver  Agreement  designed  to provide  Fund shareholders  with the  economic  benefits  of  economies  of scale  that may be realized as Fund assets increase.  Under the Fee Waiver  Agreement,  the Advisor has contractually agreed to: (1) waive 0.025% of each Fund's annual advisory fee on Trust assets in excess of $6 billion, and an additional 0.025% of each Fund's annual  advisory  fee on Trust  assets in excess of $12  billion;  and (2) waive portions  of its  advisory  fee to the  extent  necessary  to  pass  on  certain breakpoints in the underlying  sub-advisory fee arrangements that are reached as
Fund assets grow. In addition,  the Advisor has agreed to waive a portion of its investment  advisory fees, or to make payments to limit Fund  expenses,  so that the Real Estate  Securities Fund's total expense ratio does not exceed 1.49% and the  Tax-Exempt  Fixed Income  Fund's total expense ratio does not exceed 1.29%, through  October 31,  2008.  After  October 31,  2008,  these fee waivers may be discontinued by the Advisor at any time. After giving effect to the fee waivers, the Real Estate  Securities  Fund and the Tax-Exempt  Fixed Income Fund paid the
Advisor  advisory fees equal to $897,492 and $1,781,238,  respectively,  for the fiscal year ended March 31, 2007.

The  following  Trustee  and  officers  of the  Trust are also  officers  and/or employees of the Advisor or its  affiliates:  Ronald D. Cordes serves as Trustee of the Trust,  and as Chairman of the  Advisor and Chief  Compliance  Officer of
AssetMark  Capital  Corporation  (a  broker-dealer);  Carrie E. Hansen serves as
Treasurer  and  Chief  Compliance  Officer  of the  Trust,  and as  Senior  Vice
President and Chief Compliance Officer of the Advisor;  John M. Whittaker serves as Vice President of the Trust, and as Senior Vice President and Chief Operating
Officer of the  Advisor;  and Chris  Villas-Chernak  serves as  Secretary of the
Trust,  and as Senior  Compliance  Officer of the Advisor.  The address of these individuals is 2300 Contra Costa Blvd.,  Suite 600,  Pleasant  Hill,  California
94523-3967.

                                  DUFF & PHELPS

Duff & Phelps is located at 55 East Monroe Street, Chicago, Illinois 60603. Duff
& Phelps is registered  as an investment  adviser under the Advisers Act. Duff &
Phelps is a wholly owned subsidiary of Phoenix Investment Partners, Ltd. ("PXP")
located at 56 Prospect  Street,  Hartford,  Connecticut  06103.  PXP is a wholly owned subsidiary of The Phoenix Companies Inc., a publicly traded company on the
New York Stock Exchange (PNX).  The Phoenix  Companies Inc.  corporate office is located at One American Row, Hartford, Connecticut 06102.

Duff &  Phelps was approved by the Board to serve as a  sub-advisor  for the
Real Estate  Securities Fund at the Board meeting held on December 18, 2007 (the
"December Meeting"). Duff & Phelps is independent of the Advisor, and discharges its  responsibilities  subject to the oversight and  supervision of the Advisor.
The hiring of Duff & Phelps is concurrent  with the  termination of an agreement with AEW (the "AEW Sub-Advisory Agreement"), pursuant to which AEW had served as a sub-advisor to the Real Estate Securities Fund since September 7, 2004.

Duff &  Phelps is compensated out of the fees that the Advisor receives from the Real Estate  Securities Fund. There will be no increase in the advisory fees paid by the Real Estate  Securities  Fund as a consequence of the appointment of
Duff  &  Phelps,  or the  approval  of the Duff  &  Phelps  Sub-Advisory
Agreement. The fees paid by the Advisor to Duff & Phelps depend upon the fee rates negotiated by the Advisor and the percentage of the Real Estate Securities
Fund's assets allocated to Duff & Phelps by AssetMark.

Through  fundamental  research,  Duff &  Phelps seeks to uncover and exploit inefficiencies in the real estate securities market. Duff & Phelps believes that the value of a real estate investment trust ("REIT") extends beyond the value of the underlying  real estate.  Duff &  Phelps also believes that low turnover contributes  to alpha  creation  and aligns  investors  with the value  creation process within real estate.  Duff &  Phelps  employs a consistently  applied style of growth at a reasonable  price and a disciplined  buy/sell  process that emphasizes low turnover.

Duff  &  Phelps  monitors  the  REIT  market  as a whole as well as the REIT universe and utilizes a four step investment process. Step one of the investment process is to create  general  guidelines for portfolio  construction  among the thirteen different property sectors using a macro-economic  analysis of regional economies. The second step of Duff & Phelps' investment process is the screening process,  which  begins with a screening  of the  universe of eligible  REITs to identify a target list of REITs that are  appropriate  for in-depth  fundamental
analysis.   Step  three  of  the  investment  process  is  to  perform  in-depth fundamental analysis on the target list of REITs, including management strength, property review,  financial review and forecasts,  and performance  review.  The fourth  step of Duff &  Phelps'  investment  process  is the  construction  of a portfolio  of REITs that offers  diversified  exposure  to the various  property sectors of the REIT market (e.g.,  regional  malls,  shopping  centers,  office, health care, lodging, industrial, office).

Duff  &  Phelps  serves as an  investment  advisor  or  sub-advisor  for the registered  investment  companies  listed  below,  each of which has  investment objectives similar to those of the Real Estate Securities Fund:

  Other Funds with Similar Investment Objectives to    Fee Rate          Net Assets of Other Funds as of
      the AssetMark Real Estate Securities Fund                          October 31, 2007 (in millions)
------------------------------------------------------ ----------------- ----------------------------------------

Phoenix Duff & Phelps Real Estate Securities Series         0.375%           $156.0
(of the Phoenix Edge Series Fund)

Phoenix Real Estate Securities Fund (of the Phoenix
Opportunities Trust)                                        0.375%           $1,311.3

Duff &  Phelps has not  waived,  reduced or  otherwise  agreed to reduce its compensation under any applicable contract for the funds listed above.

The name and principal occupation of each of the principal executive officers of
Duff & Phelps are listed below. The address of each principal  executive officer listed below, as it relates to the person's  position with Duff & Phelps,  is 55
East Monroe Street, 36th Floor, Chicago, Illinois 60603.

   Name                              Positions with Duff & Phelps

 Nathan Partain               President & Chief Investment Officer
 Geoffrey Dybas               Senior Vice President-Global REIT Team Head
 James Harding                Senior Vice President- Director of Operations
 Alan Meder                   Senior Vice President-Director of Risk Management
 Joyce Riegel                 Senior Vice President-Chief Compliance Officer

                  THE DUFF & PHELPS SUB-ADVISORY AGREEMENT

The  Duff & Phelps  Sub-Advisory  Agreement  was  approved  by the  Board at the
December  Meeting,  which was called,  among other  reasons,  for the purpose of approving such Duff & Phelps Sub-Advisory Agreement,  for an initial term of two years. Thereafter,  continuance of the Duff & Phelps Sub-Advisory Agreement will require  the  annual  approval  of  the  Board,  including  a  majority  of  the
Independent Trustees.  The Duff & Phelps Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940  Act) or upon the  termination  of the Real  Estate  Securities  Fund's investment advisory agreement with the Advisor,  except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Duff & Phelps  Sub-Advisory  Agreement,  other than the rate of compensation  to be paid by the  Advisor  to Duff &  Phelps,  are  substantially similar to the terms of the AEW Sub-Advisory Agreement.  Each agreement provides that the  sub-advisor,  subject  to the  Advisor's  and the  Board of  Trustees'
supervision,  is  responsible  for managing  the  investment  operations  of its allocated portion of the Real Estate Securities Fund's portfolio, and for making investment decisions and placing orders to purchase and sell securities,  all in accordance  with the  investment  objectives  and  policies  of the Real  Estate
Securities  Fund  as  reflected  in its  current  prospectus  and  statement  of additional  information  and as may be adopted from time to time by the Board of
Trustees.  Each agreement  provides that the  sub-advisors  are  responsible for expenses  related to their activities under the agreement other than the cost of securities,  commodities and other investments  (including brokerage commissions and other transaction  charges, if any) purchased for the Real Estate Securities
Fund.  Under  each  agreement,  and  in  accordance  with  applicable  laws  and regulations,  the  sub-advisors  provide the Advisor  with all books and records relating to the  transactions  it executes and renders for  presentation  to the
Trustees  such  periodic  and  special  reports  as the  Board of  Trustees  may reasonably request.

The Duff &  Phelps  Sub-Advisory  Agreement  provides  for  Duff & Phelps  to be compensated  based on the average  daily net assets  allocated to Duff & Phelps.
Duff & Phelps is  compensated  from the fees that the Advisor  receives from the
Real Estate Securities Fund.

The Duff & Phelps Sub-Advisory  Agreement may be terminated at any time, without the payment of any  penalty,  by: (i) the vote of a majority  of the Board,  the vote of a majority  of the  outstanding  voting  securities  of the Real  Estate
Securities Fund, or the Advisor or (ii) Duff & Phelps, on not less than 60 days'
written notice to the Advisor and the Trust.

The Duff & Phelps  Sub-Advisory  Agreement  provides  that,  in the  absence  of willful  misfeasance,  bad  faith,  negligence  or  reckless  disregard  of  its obligations and duties thereunder, Duff & Phelps will not be liable for any loss arising out of any portfolio  investment or disposition  in connection  with its activities as sub-advisor to the Real Estate Securities Fund.

                        BOARD OF TRUSTEES' CONSIDERATIONS

At the December Meeting,  AssetMark recommended the appointment of Duff & Phelps to serve as a sub-advisor for the Real Estate Securities Fund after evaluating a number of other possible  investment  managers.  The Advisor's  determination to recommend  Duff & Phelps  was based on a number  of  factors,  including  Duff &
Phelps'  expertise  and  experience  in  managing   portfolios  of  real  estate
securities, and consistently strong performance record relative to its peers. In addition,  the  Advisor  believed  that Duff &  Phelps'  investment  process  is complimentary  to the investment  process of the Real Estate  Securities  Fund's other sub-advisor, Adelante Capital Management LLC ("Adelante").

At the  December  Meeting,  the Board,  including a majority of the  Independent
Trustees,  considered and approved the Duff & Phelps Sub-Advisory  Agreement. In determining  whether to approve the Duff & Phelps  Sub-Advisory  Agreement,  the
Board  considered the information  received in advance of the December  Meeting, which  included:  copies of a form of the Duff & Phelps  Sub-Advisory  Agreement between  the  Advisor  and Duff &  Phelps;  a copy of Duff &  Phelps'  Form ADV;
information  regarding the process by which the Advisor selected and recommended
Duff & Phelps for Board approval;  information  regarding the nature and quality of the services that Duff & Phelps would  provide to the Real Estate  Securities
Fund;  information  regarding Duff & Phelps' reputation,  investment  management business,  personnel  and  operations;  information  regarding  Duff  &  Phelps'
brokerage and trading policies and practices; information regarding the level of sub-advisory  fees to be  charged  by Duff & Phelps;  Duff & Phelps'  compliance program;  Duff &  Phelps'  historical  performance  returns  managing  a similar investment mandate,  and such performance  compared to a relevant index; and the financial condition of Duff & Phelps and its parent company.

When considering the approval of the Duff & Phelps Sub-Advisory  Agreement,  the
Board  reviewed and analyzed the factors the Board deemed  relevant with respect to Duff & Phelps,  including:  the nature, quality and extent of the services to be provided to the Real Estate Securities Fund by Duff & Phelps;  Duff & Phelps'
management style; Duff & Phelps'  historical  performance record managing pooled
investment   products   similar  to  the  Real  Estate   Securities   Fund;  the
qualifications  and  experience of the persons who will be  responsible  for the day-to-day  management  of Duff & Phelps'  allocated  portion of the Real Estate
Securities Fund's investment  portfolio;  and Duff & Phelps' staffing levels and overall resources.

In  examining  the nature,  quality and extent of the services to be provided by
Duff & Phelps to the Real Estate  Securities  Fund,  the Board  considered:  the specific  investment  process to be employed  by Duff & Phelps in  managing  the assets to be allocated to it; the  qualifications  of Duff & Phelps'  investment management team with regard to implementing  the Real Estate  Securities  Fund's investment  mandate;  Duff  &  Phelps'  performance  record  as  compared  to  a benchmark;  Duff & Phelps'  infrastructure and whether it appeared to adequately support Duff & Phelps' investment strategy; and the Advisor's review process and the  Advisor's  favorable  assessment  as to  the  nature  and  quality  of  the sub-advisory  services  expected  to be  provided  by Duff &  Phelps.  The Board concluded that the Real Estate Securities Fund will benefit from the quality and
experience  of  Duff  &  Phelps'  portfolio  managers.   Based  on  the  Board's
consideration and review of the foregoing information,  the Board concluded that the nature,  extent and quality of the  sub-advisory  services to be provided by
Duff & Phelps,  as well as Duff & Phelps'  ability to render such services based on its  experience,  operations and  resources,  were  appropriate  for the Real
Estate Securities Fund, in light of the Real Estate Securities Fund's investment objectives,  and supported a decision to approve the Duff & Phelps  Sub-Advisory
Agreement.

Because  Duff & Phelps  is a  newly-appointed  sub-advisor  for the Real  Estate
Securities  Fund,  the Board could not  consider  the Duff & Phelps'  investment performance  in  managing  the  Real  Estate  Securities  Fund  as a  factor  in evaluating  the Duff & Phelps  Sub-Advisory  Agreement.  However,  the Board did
review Duff & Phelps'  historical  performance record in managing other accounts that were comparable to the Real Estate Securities Fund. The Board compared this historical  performance  to a  relevant  benchmark.  On this  basis,  the  Board concluded that the historical  performance  record for Duff & Phelps supported a decision to approve the Duff & Phelps Sub-Advisory Agreement.

The Board carefully considered the proposed fees payable under the Duff & Phelps
Sub-Advisory   Agreement.   In  related   analysis,   the  Board  evaluated  the
compensation  to be  paid  to Duff &  Phelps  by the  Advisor.  The  Board  also considered  comparisons  of the fees to be paid to Duff &  Phelps  with the fees
Duff & Phelps charges to its other clients.  After evaluating the proposed fees, the  Board  concluded  that the  fees  that  would  be paid to Duff & Phelps  by
AssetMark  with respect to the assets to be allocated to Duff & Phelps  appeared to be  within a  reasonable  range in light of the  quality  and  extent  of the services to be provided.

The Board reviewed a copy of the Duff & Phelps Sub-Advisory Agreement. The Board considered that the Duff & Phelps Sub-Advisory  Agreement generally provides for the same range of services and fees as the sub-advisory agreements that the Real
Estate Securities Fund has in place with its other sub-advisor, Adelante.

The Board  considered  the selection and due diligence  process  employed by the
Advisor in deciding to recommend  the addition of Duff & Phelps as a sub-advisor for the Real Estate  Securities  Fund.  The Board also  considered the Advisor's conclusion  that the fees to be paid to Duff & Phelps  for its  services  to the
Real Estate Securities Fund will be reasonable,  and the reasons supporting that conclusion.  The  Board  noted  that the  sub-advisory  fees will be paid by the
Advisor to Duff & Phelps and will not be additional fees paid by the Real Estate
Securities  Fund.  The Board  concluded that the Advisor's  recommendations  and conclusions supported approval of the Duff & Phelps Sub-Advisory Agreement.

In considering the materials and information  described  above,  the Independent
Trustees  received  assistance from, and met separately with, their  independent legal counsel,  and were provided with a written  description of their statutory responsibilities  and the legal standards that are applicable to the approval of investment advisory and sub-advisory agreements.

After full  consideration of the factors  discussed above, with no single factor identified as being of paramount importance,  the Board, including a majority of the Independent Trustees, with the assistance of independent counsel,  concluded that the initial approval of the Duff & Phelps Sub-Advisory Agreement was in the
best  interests  of the Real Estate  Securities  Fund,  and  approved the Duff &
Phelps Sub-Advisory Agreement for the Real Estate Securities Fund.

                                     NUVEEN

Nuveen's  portfolio  management  and  research  teams are  located at the Nuveen
Investments,  Inc.  headquarters  at 333 West Wacker  Drive,  Chicago,  Illinois
60606.  Nuveen is registered as an investment adviser under the Advisers Act and is a wholly owned subsidiary of Nuveen Investments, Inc.

On May 2, 2006, the Trustees  (including the Independent  Trustees) approved the
Advisor's  selection of Nuveen to act as a sub-advisor to the  Tax-Exempt  Fixed
Income Fund, and approved the related sub-advisory  agreement between Nuveen and the  Advisor  (the  "Original  Nuveen  Sub-Advisory  Agreement").  Nuveen  began sub-advising  the  Tax-Exempt  Fixed  Income  Fund on June 1,  2006.  Nuveen  is
independent of the Advisor, and discharges its  responsibilities  subject to the oversight and supervision of the Advisor.

At a meeting held on August 30, 2007 (the "August Meeting"),  the Board approved a new  sub-advisory  agreement with Nuveen,  contingent upon the completion of a buyout offer for the firm by investors led by Madison Dearborn Partners,  LLC, a private  equity  investment  firm  based in  Chicago,  Illinois.  The  change of ownership  occurred on November 13, 2007,  resulting in the  termination  of the
Original Sub-Advisory Agreement that was then in effect. The Nuveen Sub-Advisory
Agreement  is now in effect  and Nuveen has  continued  to manage its  allocated portion of the Tax-Exempt Fixed Income Fund's portfolio  without an interruption or reduction in the level of service provided.

Nuveen  is  compensated  out of the fees  that  the  Advisor  receives  from the
Tax-Exempt  Fixed Income Fund.  There has been no increase in the advisory  fees paid by the Tax-Exempt Fixed Income Fund as a consequence of the approval of the
Nuveen  Sub-Advisory  Agreement.  The fees paid by the Advisor to Nuveen  depend upon the fee  rates  negotiated  by the  Advisor  and on the  percentage  of the
Tax-Exempt Fixed Income Fund's assets allocated to Nuveen by AssetMark.

Nuveen's  portfolio  managers and research  analysts  follow a  research-driven, disciplined  investment  strategy that seeks to uncover  bonds with  exceptional relative  value and identify  those with the potential to provide  above-average returns.

Nuveen invests in U.S. (State and Territorial) municipal bonds that, in Nuveen's opinion,  will  provide  superior  investments  designed to provide high current interest income exempt from regular federal income taxes.  Nuveen will typically be  underweight  in sectors  that it believes  are  overvalued  or have  limited opportunity for overall return. The investment  strategy is managed by Martin J.
Doyle, CFA and Michael J. Sheyker,  CFA,. The portfolio managers  participate in the entire investment process and their responsibilities include structuring the investments within the investment  guidelines provided by AssetMark,  evaluating data, and making individual security and sector decisions. Research at Nuveen is provided by its internal staff of credit analysts. Both top/down sector analysis and bottom/up  security  analysis is conducted by this group with direct contact with the portfolio managers. Site visits are performed by the research team when deemed  appropriate.  The Nuveen Investment  Committee  receives strategic input from four designated teams comprised of portfolio  managers,  research analysts, market  strategists  and traders.  These groups  review and evaluate the general state of and  outlook  for the  economy,  relative  performance  and  outlook of various municipal sectors,  yield curve composition and municipal market trading
dynamics  pertaining  to  bond  structures.   The  Nuveen  Investment  Committee
evaluates these inputs and weighs potential  performance  effects of a number of possible market scenarios.  Investment  strategies  regarding  duration targets, credit quality,  security  structure and yield curve  positioning are determined and  subsequently  implemented  by  the  investment  team.  Regular  attribution analysis provides feedback on the effects of strategic decisions.

Nuveen  serves  as an  investment  advisor  or  sub-advisor  for the  registered investment  companies  listed  below,  each of which has  investment  objectives similar to those of the Tax-Exempt Fixed Income Fund:

Other Funds with Similar Objectives to the AssetMark   Fee Rate          Net Assets of Other Funds as of
            Tax-Exempt Fixed Income Fund                                 October 31, 2007 (in millions)
------------------------------------------------------ ----------------- ----------------------------------------

Nuveen Municipal Value Fund                                 0.51%        $1,974.5

Nuveen All American Municipal Bond Fund                     0.48%        $388.8

Nuveen has not waived,  reduced or otherwise  agreed to reduce its  compensation under any applicable contract for the funds listed above.

The name and principal occupation of each of the principal executive officers of
Nuveen are listed below. The address of each principal  executive officer listed below,  as it relates to the person's  position  with  Nuveen,  is 333 W. Wacker
Drive, Chicago, Illinois 60606.

  Name                                                 Positions with Nuveen

John P. Amboian           Chief Executive Officer, President and Director
Stuart J. Cohen           Managing Director, Assistant Secretary and Assistant General Counsel
Peter H. D'Arrigo         Vice President and Treasurer
Lorna C. Ferguson         Managing Director
Sherri A. Hlavacek        Vice President and Corporate Controller
Mary E. Keefe             Managing Director and Chief Compliance Officer
Walter M. Kelly           Vice President and Assistant Secretary
John L. MacCarthy         Senior Vice President, Secretary and General Counsel
Larry W. Martin           Vice President and Assistant Secretary
Kevin J. McCarthy         Vice President and Assistant Secretary
Glenn R. Richter          Executive Vice President
Gifford R. Zimmerman      Managing Director, Associate General Counsel and Assistant Secretary

                        THE NUVEEN SUB-ADVISORY AGREEMENT

The  Nuveen  Sub-Advisory  Agreement  was  approved  by the Board at the  August
Meeting,  which was called,  among other  reasons,  for the purpose of approving such Nuveen  Sub-Advisory  Agreement,  for an initial period ending May 2, 2008.
The  Nuveen  Sub-Advisory  Agreement  will  continue  thereafter  as long as its continuance  is  specifically  approved at least annually by vote of majority of the Independent  Trustees, at a meeting called for the purpose of voting on such approval,  and (i) a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the  Tax-Exempt  Fixed Income  Fund,  or (ii) the
Board.  The  Nuveen  Sub-Advisory  Agreement  provides  that it  will  terminate immediately in the event of its assignment  (within the meaning of the 1940 Act)
or upon  the  termination  of the  Tax-Exempt  Fixed  Income  Fund's  investment advisory agreement with the Advisor,  except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Nuveen  Sub-Advisory  Agreement  are  identical in all material respects  to the  terms of the  Original  Nuveen  Sub-Advisory  Agreement.  Each
agreement provides that the sub-advisor,  subject to the Advisor's and the Board of Trustees' supervision,  is responsible for managing the investment operations of its allocated  portion of the Tax-Exempt Fixed Income Fund's  portfolio,  and for  making  investment  decisions  and  placing  orders  to  purchase  and sell securities,  all in accordance with the investment objective and policies of the
Tax-Exempt  Fixed  Income  Fund  as  reflected  in its  current  prospectus  and statement of additional  information  and as may be adopted from time to time by the  Board  of  Trustees.  Each  agreement  provides  that  the  sub-advisor  is responsible for expenses  related to their  activities under the agreement other than  the cost of  securities,  commodities  and  other  investments  (including brokerage  commissions and other transaction  charges, if any) purchased for the
Tax-Exempt  Fixed Income Fund.  Under each  agreement,  and in  accordance  with applicable laws and regulations,  the sub-advisor  provides the Advisor with all books and records  relating  to the  transactions  it  executes  and renders for presentation  to the Trustees such periodic and special  reports as the Board of
Trustees may reasonably request.

The Nuveen Sub-Advisory Agreement provides for Nuveen to be compensated based on the average daily net assets allocated to Nuveen. Nuveen is compensated from the fees that the Advisor receives from the Tax-Exempt Fixed Income Fund.

The Nuveen  Sub-Advisory  Agreement may be  terminated at any time,  without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding  voting  securities of the Tax-Exempt Fixed Income
Fund, or the Advisor or (ii) Nuveen,  on not less than 30 days' nor more than 60 days' written notice to the Advisor and the Trust.

The Nuveen  Sub-Advisory  Agreement  provides  that,  in the  absence of willful misfeasance,  bad faith, negligence or reckless disregard of its obligations and duties  thereunder,  Nuveen  will not be liable for any loss  arising out of any portfolio  investment  or  disposition  in  connection  with its  activities  as sub-advisor to the Tax-Exempt Fixed Income Fund.

                        BOARD OF TRUSTEES' CONSIDERATIONS

At the August Meeting, AssetMark recommended the continued appointment of Nuveen to serve as a  sub-advisor  for the  Tax-Exempt  Fixed Income Fund.  The Advisor
recommended  that Nuveen  continue to serve as a sub-advisor  for the Tax-Exempt
Fixed Income Fund because,  among other  factors:  (i) the Nuveen  personnel who have been responsible for managing Nuveen's  allocated portion of the Tax-Exempt
Fixed  Income  Fund's  portfolio  since  2006  will  continue  to serve in their respective  capacities following the change of ownership;  (ii) the terms of the
Nuveen  Sub-Advisory  Agreement were  identical,  in all respects other than the date,  to the Original  Nuveen  Sub-Advisory  Agreement  between  AssetMark  and
Nuveen;  (iii) the change of ownership is not expected to have a material effect on the  nature,  extent or quality  of the  services  provided  by Nuveen to the
Tax-Exempt   Fixed  Income  Fund;  and  (iv)  Nuveen's   historical   investment
performance  with respect to its management of the Tax-Exempt  Fixed Income Fund has been satisfactory.

The Board  considered  that the change of the  ownership of Nuveen may result in the  assignment of the Original  Sub-Advisory  Agreement  between Nuveen and the
Advisor,  on behalf of the  Tax-Exempt  Fixed Income  Fund,  under the 1940 Act.
Because of the potential  assignment and the  termination of the Original Nuveen
Sub-Advisory  Agreement  upon  the  closing  of the  change  of  ownership,  the
Trustees, and by a separate vote, the Independent Trustees,  approved the Nuveen
Sub-Advisory  Agreement  between the Advisor and Nuveen,  which became effective following the change of ownership.

At the August  Meeting,  the Board  reviewed  a copy of the Nuveen  Sub-Advisory
Agreement.  The Board considered that the Nuveen Sub-Advisory Agreement provided for the same range of  services  and fees as the  Original  Nuveen  Sub-Advisory
Agreement, and, most importantly,  that the Nuveen Sub-Advisory Agreement was in all ways identical to the Original Nuveen Sub-Advisory Agreement, except for the date.  Additionally,  given that the fee provided under the Nuveen  Sub-Advisory
Agreement  was  identical  to the fee under  the  Original  Nuveen  Sub-Advisory
Agreement,  the Board's  prior  deliberations,  at the May 2, 2006 Board meeting
(the "May 2006 Meeting"),  when the Original Nuveen  Sub-Advisory  Agreement was approved, remained relevant.

In  connection  with the  Independent  Trustees'  consideration  of the Original
Nuveen Sub-Advisory  Agreement at the May 2006 Meeting, the Independent Trustees
considered  information  relating  to:  (i) the  process  by which  the  Advisor selected and recommended Nuveen for Board approval;  (ii) the nature, extent and quality of the services that Nuveen would provide to the Tax-Exempt Fixed Income
Fund; (iii) Nuveen's reputation,  investment management business,  personnel and operations;  (iv) Nuveen's brokerage and trading policies and practices; (v) the level of  sub-advisory  fees to be charged by Nuveen;  and a comparison of those fees to the fees: (a) charged by Nuveen to comparable  accounts  Nuveen managed, including  registered  and  unregistered  investment  companies  or other pooled investment  vehicles,  as applicable,  and (b) paid by certain other  registered investment  companies  (or their  investment  advisors)  and  having  investment objectives  similar to that of the Tax-Exempt  Fixed Income Fund;  (vi) Nuveen's compliance  program;  (vii) Nuveen's  historical  performance returns managing a similar  investment  mandate,  and such  performance  comparisons  to a relevant index; and (viii) Nuveen's financial  condition.  The Independent  Trustees also considered  and analyzed  other  information  and factors  that the  Independent
Trustees deemed relevant with respect to Nuveen, including:  Nuveen's management style; the qualifications and experience of the persons that will be responsible for the day-to-day  management of the Tax-Exempt Fixed Income Fund; and Nuveen's staffing levels and overall resources.

At the May 2006 Meeting, the Independent Trustees reviewed the nature,  quality, and extent of the  services  to be provided  by Nuveen to the  Tax-Exempt  Fixed
Income Fund. The Independent  Trustees discussed the specific investment process to be employed by Nuveen in managing the assets of the  Tax-Exempt  Fixed Income
Fund to be  allocated  to Nuveen,  the  qualifications  of  Nuveen's  investment management team with regard to implementing  the Tax-Exempt  Fixed Income Fund's
investment  mandate,   and  Nuveen's  performance  record  as  compared  to  its
benchmark.  The Independent  Trustees  considered  Nuveen's  infrastructure  and whether  Nuveen  appeared to support its  investment  strategy  adequately.  The
Independent  Trustees also discussed the Advisor's review and selection  process with respect to Nuveen, and the Advisor's favorable  assessment as to the nature and quality of the sub-advisory  services expected to be provided by Nuveen. The
Independent  Trustees  determined  that the  Tax-Exempt  Fixed Income Fund would benefit from the quality and experience of Nuveen's portfolio managers. Based on their  consideration  and  review  of the  foregoing  factors,  the  Independent
Trustees  concluded  that the  nature,  extent and  quality of the  sub-advisory services  to be  provided  by Nuveen  under  the  Original  Nuveen  Sub-Advisory
Agreement,  as well as  Nuveen's  ability to render such  services  based on its experience,  operations and resources, were appropriate for the Tax-Exempt Fixed
Income  Fund,  in  light  of  the  Tax-Exempt  Fixed  Income  Fund's  investment objective.

Because  Nuveen had not yet begun  acting as a  sub-advisor  for the  Tax-Exempt
Fixed Income Fund as of the May 2006 Meeting, the Independent Trustees could not consider Nuveen's  investment  performance with respect to its management of the
Tax-Exempt  Fixed  Income Fund as a factor in  evaluating  the  Original  Nuveen
Sub-Advisory  Agreement  at the  May  2006  Meeting.  However,  the  Independent
Trustees did review  Nuveen's  historical  performance  record in managing other funds and accounts that are comparable to the Tax-Exempt  Fixed Income Fund. The
Independent  Trustees also compared this  historical  performance  to a relevant benchmark,  and concluded  that the  historical  performance  record for Nuveen, viewed together with the other factors  considered by the Independent  Trustees, supported a decision to approve the Original Nuveen Sub-Advisory Agreement.

At the May 2006 Meeting,  the Independent  Trustees  discussed the services that would be rendered by Nuveen and evaluated the  compensation to be paid to Nuveen by the Advisor. The Independent Trustees also considered comparisons of the fees to be paid to Nuveen by the Advisor with the fees charged by Nuveen to its other clients. The Independent Trustees noted that the fee schedule of Nuveen included a breakpoint that would reduce  Nuveen's fees as assets in the Tax-Exempt  Fixed
Income Fund  increased.  In addition,  the Independent  Trustees  considered the selection  and due  diligence  process  employed  by the  Advisor in deciding to recommend  Nuveen as a sub-advisor to the Tax-Exempt  Fixed Income Fund, and the
Advisor's  reasons  for  concluding  that the fees to be paid to Nuveen  for its services to the Tax-Exempt  Fixed Income Fund were  reasonable.  The Independent
Trustees noted that the sub-advisory fees were paid by the Advisor to Nuveen and were not additional fees to be borne by the Tax-Exempt  Fixed Income Fund. Based on their discussion,  the Independent  Trustees  concluded that, in light of the quality and extent of the services to be provided,  the proposed fees to be paid to Nuveen with respect to the assets to be  allocated  to Nuveen  appeared to be within a reasonable range.

Based on these factors,  the  determination  of the Advisor at the conclusion of its due diligence process,  and such other matters as were deemed relevant,  the
Independent Trustees,  at the May 2006 Meeting,  concluded that the proposed fee rate was reasonable in relation to the services to be provided to the Tax-Exempt
Fixed Income Fund by Nuveen.  As a result,  the Independent  Trustees decided to recommend  to the  Board  the  approval  of  the  Original  Nuveen  Sub-Advisory
Agreement at the May 2006 Meeting.

At the  August  Meeting,  the  Board  considered  its  analysis  at the May 2006
Meeting.  In  addition,  the Board  considered  Nuveen's  historical  investment performance  in  managing  the  Tax-Exempt  Fixed  Income  Fund since 2006 as an important  factor in evaluating  the Nuveen  Sub-Advisory  Agreement.  The Board compared  this  historical  performance  to  a  relevant  benchmark.  The  Board concluded  that the  historical  performance  record for Nuveen in managing  the
Tax-Exempt  Fixed  Income  Fund  supported  a  decision  to  approve  the Nuveen
Sub-Advisory Agreement.

After  full  consideration  of  the  factors  discussed  above,   including  the
Independent  Trustees'  deliberations  at the May 2006  Meeting,  with no single factor  identified  as being of  paramount  importance,  the Board,  including a majority  of the  Independent  Trustees,  with  the  assistance  of  independent counsel,  concluded  at the  August  Meeting  that the  approval  of the  Nuveen
Sub-Advisory  Agreement was in the best interests of the Tax-Exempt Fixed Income
Fund,  and  approved  the  Nuveen  Sub-Advisory  Agreement  with  respect to the
Tax-Exempt Fixed Income Fund.

                               GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC ("USBFS"),  located at 615 East Michigan Street,
Milwaukee, Wisconsin 53202, serves as the Trust's administrator and monitors the compliance of the Trust.  USBFS updates the Trust's  registration  statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

AssetMark Funds  Distributors,  Inc.,  located at 2300 Contra Costa Blvd., Suite
600, Pleasant Hill,  California 94523, an affiliate of the Advisor,  acts as the distributor (the "Distributor") of each class of shares of the Trust pursuant to a Distribution Agreement with the Trust. In addition, Quasar Distributors,  LLC, an affiliate of US Bank, N.A.,  serves as the  sub-distributor  of each class of shares of the Trust  pursuant to a  Sub-Distribution  Agreement with the Advisor and the Trust.  The Distribution  Agreement  requires the Distributor to use its best efforts to distribute the Funds' shares.

Payments to Affiliated Brokers

For the period  June 29, 2001 (the  commencement  of  operations  for the Trust)
through  March 31, 2007,  the Funds did not pay any  commissions  to  affiliated brokers.

Record of Beneficial Ownership

     As of  March  31,  2007,  the Real  Estate  Securities  Fund had  5,616,389
outstanding  shares,  and net assets of  $117,462,121  and the Tax-Exempt  Fixed
Income Fund had 22,688,450  outstanding  shares, and net assets of $247,841,846.
To the knowledge of the Trust,  the executive  officers and Board members,  as a group, owned less than 1% of the outstanding shares of each Fund as of March 31,
2007. The direct and indirect owners of more than 5% of the  outstanding  shares of each Fund as of June 30, 2007 are listed below:

----------------------------------------------------------------------------------------------

Control Persons of the Real Estate Securities Fund
----------------------------------------------------------------------------------------------

Name and Address                   Shares            % Ownership         Type of Ownership
------------------------------------------------ --------------------- -----------------------

IMS & Co
P.O. Box 173887                  1,875,243              47.76%                 Record
Englewood, CO 80217-3887

Pershing LLC
P.O. Box 2052                    1,747,134              44.50%                 Record
Jersey City, NJ 07303-2052

----------------------------------------------------------------------------------------------

Control Persons of the Tax-Exempt Fixed Income Fund
----------------------------------------------------------------------------------------------

Name and Address                   Shares            % Ownership         Type of Ownership
------------------------------------------------ --------------------- -----------------------

Pershing LLC
P.O. Box 2052                    12,509,101             52.12%                 Record
Jersey City, NJ 07303-2052

IMS & Co.
P.O. Box 173887                  7,386,722              30.77%                 Record
Denver, CO 80217-3887

FTC & Co.
P.O. Box 173736                  3,597,501              14.99%                 Record
Denver, CO 80217-3736

                               SHAREHOLDER REPORTS

Additional  information about the investments of the Real Estate Securities Fund and the  Tax-Exempt  Fixed Income Fund is  available  in the Trust's  annual and semi-annual reports to shareholders. In the Trust's annual report, you will find
a  discussion  of  the  market   conditions  and  investment   strategies   that
significantly  affected each Fund's performance during its last fiscal year. The
Trust's most recent  annual  report for the period ended March 31, 2007 has been sent  to  all  shareholders  of  record.  A  copy  of the  Trust's  most  recent shareholder  reports may be obtained,  without charge,  by writing the AssetMark
Funds,  care of U.S.  Bancorp  Fund  Services,  LLC, 615 East  Michigan  Street,
Milwaukee, Wisconsin 53202 or by calling (888) 278-5809 (toll-free).